Exhibit 10.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

By Electronic Mail

jpbackwell@fusion-fuel.eu

December 31, 2025

John-Paul Backwell

Chief Executive Officer

Fusion Fuel Green PLC

9 Pembroke Street Upper

Dublin D02 KR83, Ireland

Re: Supplement to Engagement Letter No. 1

Dear JP:

This letter agreement (this “Supplement”) amends and supplements our existing engagement letter, dated October 30, 2024 (the “Engagement Letter”). Except as specified herein, our Engagement Letter remains unmodified and in full force and effect.

Through November 30, 2025, Fusion Fuel Green PLC (the “Company”) owes Bevilacqua PLLC (the “Firm”) a total of $395,502.28 (together with all amounts incurred after the date hereof but not paid, the “Outstanding Balance”). The Company has indicated that it is willing to settle $200,000 of the Outstanding Balance through the issuance of warrants as described below.

Accordingly, the parties desire to enter into a special fee arrangement. Subject to the Company complying with the terms of this Supplement, the Firm agrees to deduct $200,000 from the Outstanding Balance, provided that, on the date hereof, the Company shall grant us a five-year warrant to purchase a total of 71,429 Class A Ordinary Shares of the Company, at an exercise price of $0.88 per share, exercisable on a cashless basis, pursuant to the form attached hereto as Exhibit A (the “BPLLC Warrant”). Upon issuance of the BPLLC Warrant, Outstanding Balance shall be reduced by 200,000. By signing this Supplement, the Company acknowledges and agrees that the remaining Outstanding Balance, as so reduced, is owed to the Firm without any right to setoff or deduction from and does not dispute its obligation to pay the remaining Outstanding Balance in any way.

For the avoidance of doubt, unless credited toward the exercise price of the BPLLC Warrant, you will be required to pay all the remaining Outstanding Balance (as reduced by $200,000 upon issuance of the BPLLC Warrant).

Except as modified by this Supplement, our Engagement Letter remains in full force and effect.

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2 December 31, 2025

Very truly yours,

Bevilacqua PLLC

By:	/s/ Louis A. Bevilacqua
Louis A. Bevilacqua
Managing Member

ACCEPTED AND AGREED TO

AS OF THE DATE FIRST ABOVE

WRITTEN:

Fusion Fuel Green PLC

By:	/s/ John-Paul Backwell
Name:	John-Paul Backwell
Title:	Chief Executive Officer